                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT is entered into as of the___ day of October, 2000, (this "Agreement"), by and among THE QUIZNO'S CORPORATION, a Colorado corporation (the "Company"), AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation ("Distributors"), CIAO B MANAGEMENT, INC., a Colorado corporation ("Ciao"), QUIZ-DIA, INC., a Colorado corporation ("DIA") and THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation ("Franchise"), in favor of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "Purchaser" or the "Secured Party"). The Company, Distributors, Ciao, DIA and Franchise may be individually referred to herein as "Pledgor" and collectively referred to herein as the "Pledgors".

                                    RECITALS

         A. Pursuant to that certain Securities Purchase Agreement of even date herewith by and among Secured Party, the Pledgors and the other parties named therein (including all annexes, exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"), Secured Party is purchasing from the Company the Securities, all on the terms and subject to the conditions set forth therein.

         B. The Pledgors are the record and beneficial owners of the Capital Stock, promissory notes and other instruments listed in Schedule I.


         C. The Pledgors are either direct or indirect beneficiaries of the funds made available to the Company through the purchase of the Notes.

         D. In order to induce Secured Party to purchase the Securities as provided for in the Securities Purchase Agreement, the Pledgors have agreed to pledge the Pledged Collateral to Secured Party in accordance herewith.





                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Secured Party to purchase the Securities under the Securities Purchase Agreement, the parties agree as follows:

         1. Definitions. Unless otherwise defined herein, capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement. In addition, the following capitalized terms shall have the following respective meanings:

           "Pledged Collateral" shall have the meaning assigned to it in Section 2.

           "Pledged Entity" shall mean an issuer of any Pledged Collateral.

           "Pledged Instruments" shall mean the promissory notes or other instruments listed on Schedule I.

           "Pledged Stock" shall mean the Capital Stock listed on Schedule I.

           "Secured Obligations" mean any and all Obligations to Purchaser and all covenants and duties regarding such amounts, of any kind or nature, present or future, contingent or liquidated, whether or not evidenced by any note, agreement or other instrument, the payment or performance of which is provided for or arises now or hereafter under or in connection with the Securities Purchase Agreement or any other Investment Document.

         2. Pledge. Each Pledgor hereby pledges, assigns and transfers to Secured Party, and grants to Secured Party a first priority Lien in, all of the following, whether now owned and existing or hereafter acquired or arising (collectively, the "Pledged Collateral"):

            (a) the Pledged Stock and the Pledged Instruments, and the certificates representing such Pledged Stock or Pledged Instrument, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Stock or Pledged Instruments;

            (b) any additional Capital Stock, promissory notes or other instruments of a Pledged Entity from time to time acquired by any Pledgor in any manner (which shall be deemed to be part of the Pledged Stock or Pledged Instruments owned by any Pledgor), and the certificates representing such additional shares, notes or instruments, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock, promissory notes or other instruments;

            (c) any Capital Stock, promissory notes or other instruments of any Person;

            (d) any and all rights, powers, remedies and privileges of any Pledgor under or with respect to any of the foregoing; and

            (e) any and all proceeds and products of any of the foregoing.

Notwithstanding the foregoing, "Pledged Collateral" shall not include any of the foregoing that is subject to a valid Lien in favor of any Bank pursuant to Refinancing Indebtedness or any Bank Credit Documents; provided, however, that no Lien shall be granted in any collateral of any Company Party which would be prohibited by the terms of any Refinancing Indebtedness or any Bank Credit Documents, and provided further, however, that upon the occurrence of a Released Lien or a New Subsidiary or New Assets pursuant to Section 9.15 of the Securities Purchase Agreement, such asset or property or subsidiary shall become part of the Pledged Collateral and shall be subject to this Agreement, subject to the provisions of Section 9.15(e) of the Securities Purchase Agreement. In such event, the Company Parties shall execute and deliver to the Purchaser such other agreements, instruments, approvals or other documents as may be requested by the Purchaser in order to create, perfect, establish, and maintain the first priority (subject only to the remaining Liens, if any, of a Bank, or Liens granted pursuant to Refinancing Indebtedness) of any Lien in favor of the Purchaser to effect the intent that, subject to certain exceptions contained in this Agreement, the other Collateral Documents, and the Securities Purchase Agreement, all Company Parties and all Subsidiaries shall be bound by all of the terms, covenants and agreements contained in this Agreement and that all property and assets of all Company Parties and all Subsidiaries shall be collateral for the Obligations.

         3. Security for Obligations. The pledge and security interest granted pursuant to Section 2 secures, and the Pledged Collateral is security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations.

         4. Delivery of Pledged Collateral. Upon the execution of this Agreement, all certificates evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto. All Pledged Collateral shall thereupon be accompanied by duly executed instruments of transfer or assignments in blank in favor of Secured Party, all in form and substance satisfactory to Secured Party.

         5. Representations and Warranties. The Pledgors represent and warrant jointly and severally to Secured Party that:

            (a) Each Pledgor is, and at the time of delivery of the Pledged Collateral in accordance with the terms hereof will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral as set forth on
Schedule I, free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement.

            (b) All of the Pledged Stock have been duly authorized and validly issued and are fully paid and nonassessable.

            (c) Each Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Secured Party as provided herein.

            (d) None of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

            (e) The Pledged Collateral is presently represented by the certificates or instruments listed on Schedule I. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Stock pledged by any Pledgor hereunder.

            (f) No Consent that has not been obtained prior to the date hereof is required to be obtained from any Governmental Authority or any other Person
(i) for the pledge by the Pledgors of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgors, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of such Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

            (g) Each Pledgor has good and marketable title to its Pledged Collateral, as set forth on Schedule I. The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid and perfected a security interest in favor of Secured Party in the Pledged Collateral securing the payment of the Secured Obligations, subject to no other Lien.

            (h) This Agreement has been duly authorized, executed and delivered by each Pledgor and constitutes a legal, valid and binding obligation of each Pledgor, enforceable against each Pledgor in accordance with its terms.

            (i) The Pledged Stock constitutes all of the issued and outstanding Capital Stock of each Pledged Entity as set forth on Schedule I.

         The representations and warranties set forth in this Section 5 shall survive the execution, delivery and performance by the Pledgors of this Agreement.

         6. Covenants. Each of the Pledgors covenants and agrees that:

            (a) Without the prior written consent of Secured Party, such Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to any Pledged Collateral owned or held by it, or any unpaid dividends, interest or other distributions or payments with respect to such Pledged Collateral, or grant any Lien on such Pledged Collateral. except as permitted in
Section 10.8 of the Securities Purchase Agreement.

            (b) Such Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and deliver letters of credit and take all such actions as Secured Party from time to time may request in order to ensure to Secured Party the benefits of the Liens upon the Pledged Collateral intended to be created by this Agreement, including, without limitation, the filing of any necessary UCC financing statements that may be filed by Secured Party with or (to the extent permitted by Applicable Laws) without the signature of such Pledgor, and will cooperate with Secured Party, at such Pledgor's expense, in obtaining all necessary consents and making all necessary filings under Applicable Laws in connection with such Liens or any sale or transfer of such Pledged Collateral.

            (c) Such Pledgor has and will defend the title to the Pledged Collateral, and the Liens of Secured Party on such Pledged Collateral, against the claim of any Person and will maintain and preserve such Liens.

            (d) Such Pledgor will, upon obtaining ownership of any additional Capital Stock, promissory notes or other instruments of a Pledged Entity, or Capital Stock, promissory notes or other instruments of any Person that does not already constitute Pledged Collateral hereunder, promptly (and in any event within three (3) Business Days after it acquires any such additional Capital Stock, notes or other instruments) deliver to Secured Party a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II (each, a "Pledge Amendment"), in respect of any such additional Capital Stock, notes or other instruments, pursuant to which such Pledgor shall pledge to Secured Party all of such additional Capital Stock, notes and other instruments and shall deliver the certificates or instruments evidencing the same to Secured Party. Such Pledgor hereby authorizes Secured Party to attach each such Pledge Amendment to this Agreement and agrees that all Capital Stock, notes or other instruments listed in any such Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral.

         7. Pledgor's Rights. So long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to a Pledgor in accordance with Section 8(a):

            (a) Such Pledgor shall have the right to vote and give consents with respect to the Pledged Collateral pledged by it hereunder or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Securities Purchase Agreement or any other Investment Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, that would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or that would authorize, effect or consent to (unless and to the extent expressly permitted by the Securities Purchase Agreement or consented to in writing by Secured Party):

                    (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                    (ii) the consolidation or merger of a Pledged Entity with any other Person;

                    (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity;

                    (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

                    (v) the alteration of the voting rights with respect to the Stock of a Pledged Entity.

            (b) Such Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral pledged by it hereunder to the extent not in violation of the Securities Purchase Agreement, except for any and all: (i) dividends and interest paid or payable other than in cash in respect of any such Pledged Collateral, instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any such Pledged Collateral; (ii) dividends and other distributions paid or payable in cash in respect of any such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any such Pledged Collateral.

            (c) All dividends and interest (other than such cash dividends and interest as are permitted to be paid to such Pledgor in accordance with Section 7(b)) and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to Secured Party to hold as Pledged Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsements).

         8. Defaults and Remedies; Proxy.


            (a) Upon the occurrence and during the continuation of any Default or Event of Default, Secured Party (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral pledged by any Pledgor hereunder, to exchange certificates or instruments representing or evidencing such Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell in one or more sales after five (5) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable) the whole or any part of such Pledged Collateral and to otherwise act with respect to such Pledged Collateral as though Secured Party were the outright owner thereof. Any sale shall be made at a public or private sale at Secured Party's place of business, or at any place in Los Angeles County, California to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Secured Party may deem fair, and Secured Party may be the purchaser of the whole or any part of such Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Secured Party reserves the right to reject any and all bids at such sale that, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

            UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A DEFAULT OR EVENT OF DEFAULT, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL PLEDGED BY SUCH PLEDGOR HEREUNDER, INCLUDING THE RIGHT TO VOTE THE PLEDGED STOCK OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED STOCK OF EACH PLEDGOR, THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED STOCK WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF SUCH PLEDGED STOCK ON THE RECORD BOOKS

OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED STOCK OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF A DEFAULT OR EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

            (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral pledged by any Pledgor hereunder,
(i) the highest bid, if there is but one sale, shall be inadequate to discharge in full all the Secured Obligations, or (ii) such Pledged Collateral is offered for sale in lots, the highest bid for the lot offered for sale at any of such sales would indicate to Secured Party, in its discretion, that the proceeds of the sales of the whole of such Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, then Secured Party may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided that any sale or sales made after such postponement shall be after ten (10) days' notice to such Pledgor.

            (c) Intentionally omitted.

            (d) Intentionally omitted.

            (e) If, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act (or any similar statute), then Secured Party may, in its discretion (subject only to applicable requirements of Applicable Laws), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this
Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Secured Party in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of Applicable Laws), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

                (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

                (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

                (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person's access to financial information about any Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

                (iv) as to such other matters as Secured Party may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Law and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

            (f) Each Pledgor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 8(e). Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the applicable Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws, even if the Pledgor owning or holding such Pledged Collateral and the Pledged Entity would agree to do so.

            (g) Each Pledgor agrees, to the maximum extent permitted by Applicable Laws, that following the occurrence and during the continuance of a Default or Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power or remedy of Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies. No failure or delay on the part of Secured Party to exercise any such right, power or remedy and no notice or demand that may be given to or made upon any Pledgor by Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair Secured Party's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect.

            (h) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Secured Party, that Secured Party shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that: (i) no Default or Event of Default has occurred under the Securities Purchase Agreement and (ii) Secured Party is in breach of its obligations under this Agreement or the Securities Purchase Agreement.

         9. Waiver. No delay on Secured Party's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand that may be given to or made upon the Pledgors by Secured Party with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Secured Party's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Secured Party's rights as against any Pledgor in any respect.

         10. Assignment. Secured Party may assign, indorse or transfer any instrument evidencing all or any part of the Secured Obligations as provided in, and in accordance with, the Securities Purchase Agreement or any Investment Agreement, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         11. Lien Absolute. All rights of Secured Party hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Securities Purchase Agreement, any other Investment Document or any other agreement or instrument governing or evidencing any Secured Obligations;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Securities Purchase Agreement, any other Investment

Document or any other agreement or instrument governing or evidencing any Secured Obligations;

            (c) any exchange, release or non-perfection of any other Collateral or any release or amendment or waiver of, or consent to departure from any guaranty for, all or any of the Secured Obligations;

            (d) the insolvency of any Pledgor or any Subsidiary Guarantor or any other guarantor of the obligations; or

            (e) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor.

         12. Release. Each Pledgor consents and agrees that Secured Party may at any time, or from time to time, in its discretion:

            (a) renew, extend or change the time of payment of, or the manner, place or terms of payment of, all or any part of the Secured Obligations; and

            (b) exchange, release or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, that is now or may hereafter be held by or on behalf of Secured Party in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Secured Party may deem proper, and without notice to or further assent from any Pledgor, it being hereby agreed that each Pledgor shall be and remain bound by this Agreement irrespective of the value or condition of any of the Collateral and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Securities Purchase Agreement or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and any delay by Secured Party in commencing suit against any party hereto or Person liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on Secured Party's part (other than an act or omission that is finally determined by a referee or a court of competent jurisdiction to have resulted solely from Secured Party's gross negligence or willful misconduct) shall in any event affect or impair this Agreement.

         13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's or Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         14. Miscellaneous.


            (a) Secured Party may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

            (b) Each Pledgor agrees to promptly reimburse Secured Party for actual out-of-pocket expenses, including reasonable attorneys' fees, incurred by Secured Party in connection with the enforcement of its rights and remedies under this Agreement.

            (c) Neither Secured Party nor any of its officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a referee or a court of competent jurisdiction.

            (d) THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A TRUSTEE OR DEBTOR-IN- POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY AND BINDING UPON, SECURED PARTY AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF SECURED PARTY AND EACH PLEDGOR.

         15. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid. To the extent that any term of this Agreement conflicts with or is contradictory to the terms of the Securities Purchase Agreement, the terms of the Securities Purchase Agreement shall control.

         16. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by telecopier with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth in Section 13.6 of the Securities Purchase Agreement.

         17. Captions; Construction and Interpretation. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

         18. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         19. WAIVER OF TRIAL BY JURY. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS COMPLETED HEREBY OR THEREBY.

         20. Security Agreement. The Liens granted pursuant to this Agreement are granted in conjunction with the Liens granted to Secured Party pursuant to the other Collateral Documents. Each Pledgor hereby acknowledges and affirms that additional rights and remedies of Secured Party with respect to the Liens granted under this Agreement are set forth in the other Collateral Documents, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                            PLEDGORS

                                THE QUIZNO'S CORPORATION, a Colorado corporation



                                By:
                                    --------------------------------------------
                                Title:



                                AMERICAN FOOD DISTRIBUTORS, INC., a Colorado corporation



                                By:
                                    --------------------------------------------
                                Title:



                                CIAO B MANAGEMENT, INC., a Colorado corporation



                                By:
                                   ---------------------------------------------
                                Title:



                                QUIZ-DIA, INC., a Colorado corporation



                                 By:
                                    --------------------------------------------
                                 Title:



                                THE QUIZNO'S FRANCHISE COMPANY, a Colorado corporation



                                By:
                                   ---------------------------------------------
                                Title:

                                 PURCHASER

                                 LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

                                 By: LLCP California Equity Partners II, L.P., a California limited partnership, its General Partner

                                 By: Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner


                                      By:_______________________________
                                                Arthur E. Levine
                                                   President

                                   SCHEDULE I


                                  Pledged Stock



Class of                   Record and              Certificate         Number           Percentage of
Capital Stock and Issuer   Beneficial Owner        Number(s)           of Shares        Outstanding Shares
------------------------   ----------------        ---------           ---------        ------------------













                                        Pledged Promissory Notes, Instruments



Issuer                                        Record and Beneficial Owner                Principal Amount
------                                        ---------------------------                ----------------









                                   SCHEDULE II

                                     FORM OF
                                PLEDGE AMENDMENT

         This Pledge Amendment, dated as of __________ ___, is delivered pursuant to Section 6(d) of the Pledge Agreement referred to below. All defined terms herein shall have the meanings assigned thereto or incorporated by reference in the Pledge Agreement.

         The undersigned hereby certifies that the representations and warranties in Section 5 of the Pledge Agreement are and continue to be true and correct, both as to the promissory notes, other instruments and the Capital Stock pledged prior to this Pledge Amendment and as to the promissory notes, other instruments and the Capital Stock pledged pursuant to this Pledge Amendment. The undersigned further agrees that this Pledge Amendment may be attached to that certain Pledge Agreement dated as of October ___, 2000 (the "Pledge Agreement"), by and between the "Pledgor" named therein and Levine Leichtman Capital Partners II, L. P., and that the Capital Stock, promissory notes or other instruments listed on Exhibit A to this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations referred to in the Pledge Agreement. The undersigned acknowledges that any promissory notes, other instruments or Capital Stock not included in the Pledged Collateral at the discretion of Secured Party may not otherwise be pledged by Pledgor to any other Person or otherwise be used as security for any obligations other than the Secured Obligations.

                                    "Pledgor"




                                    By:    __________________________
                                    Name:  __________________________
                                    Title: __________________________

                                    EXHIBIT A
                               TO PLEDGE AMENDMENT


                                  Pledged Stock



Class of                              Certificate         Number             Percentage of
Capital Stock and Issuer              Number(s)           of Shares          Outstanding Shares
------------------------              --------            ---------          ------------------















                            Pledged Promissory Notes/
                                Other Instruments

Issuer                                                    Principal Amount
------                                                    ----------------






